CSFB 05-7

Group 9

Pay rules

1.

Pay the NAS Priority Amount to the 9N1

a.

Pay pro-rata to the 9S1-9S5 until retired

b.

Pay the 9L1 until retired

2.

Pay the 9N1 until retired

Notes

Pxing Speed = 300 psa

NAS bonds = 9N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 9N1 Balance/Total Non-PO Balance

Settlement = 7/29/05